Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On November 1, 2015, US Ecology, Inc.’s (the “Company” or “US Ecology”) subsidiary, EQ Industrial Services, Inc. (the “Seller”) completed its previously announced sale of its subsidiary, Allstate Power Vac, Inc. (“Allstate”), an industrial services business, to ASPV Holdings, Inc., a private investor group (the “Buyer”), in exchange for a total purchase price, including fees and expenses, of approximately $58.8 million cash, subject to certain post-closing adjustments for working capital.

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2015 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 have been derived by the application of pro forma adjustments to our historical consolidated financial statements. These unaudited pro forma consolidated financial statements reflect the sale of Allstate as if it had occurred on June 17, 2014, the date of acquisition of EQ Holdings, Inc. As the purpose of the pro forma information provided below is to illustrate the results of operations of the Company without the disposed Allstate operations, the effects of the transaction, including the estimated gain on sale, disposal costs and related tax effects, were excluded from the pro forma statement of operations. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

You should read this information together with the following:

•	the accompanying notes to the unaudited pro forma consolidated financial statements;

•	the separate historical unaudited consolidated financial statements of US Ecology as of and for the three and nine months ended September 30, 2015 included in US Ecology’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed November 4, 2015;

•	the separate historical consolidated audited financial statements of US Ecology as of and for the year ended December 31, 2014, included in US Ecology’s Annual Report on Form 10-K for the year ended December 31, 2014, filed March 2, 2015.

The unaudited pro forma consolidated financial statements are presented for informational purposes only. The following unaudited pro forma consolidated financial data is not necessarily indicative of our financial position or results of operations that actually would have been attained had the sale of Allstate occurred at the dates indicated and is not necessarily indicative of our financial position or results of operations that will be achieved in the future.

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UNAUDITED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(In thousands)

	Historical (1)	Allstate Disposition (2)	Pro Forma
Assets

Current Assets:
Cash and cash equivalents	$9,350	$58,774	$68,124
Receivables, net	104,283		104,283
Prepaid expenses and other current assets	10,241		10,241
Income taxes receivable	332		332
Deferred income taxes	2,599		2,599
Assets held for sale	78,775	(78,775)	–
Total current assets	205,580	(20,001)	185,579

Property and equipment, net	204,387		204,387
Restricted cash and investments	5,773		5,773
Intangible assets, net	243,187		243,187
Goodwill	194,825		194,825
Other assets	9,624		9,624
Total assets	$863,376	$(20,001)	$843,375

Liabilities And Stockholders’ Equity

Current Liabilities:
Accounts payable	$16,745		$16,745
Deferred revenue	7,212		7,212
Accrued liabilities	28,119		28,119
Accrued salaries and benefits	10,624		10,624
Income taxes payable	1,730	91	1,821
Current portion of closure and post-closure obligations	4,402		4,402
Current portion of long-term debt	3,505		3,505
Liabilities associated with assets held for sale	20,240	(20,240)	–
Total current liabilities	92,577	(20,149)	72,428

Long-term closure and post-closure obligations	67,061		67,061
Long-term debt	356,410		356,410
Other long-term liabilities	7,351		7,351
Deferred income taxes	87,771		87,771
Total liabilities	611,170	(20,149)	591,021

Commitments and contingencies

Stockholders’ Equity:
Common stock	217		217
Additional paid-in capital	168,978		168,978
Retained earnings	99,509	148	99,657
Treasury stock	(60)		(60)
Accumulated other comprehensive loss	(16,438)		(16,438)
Total stockholders’ equity	252,206	148	252,354
Total liabilities and stockholders’ equity	$863,376	$(20,001)	$843,375

See accompanying notes to pro forma consolidated financial statements.

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UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2015

(In thousands, except per share amounts)

	Historical (1)	Allstate Disposition		Pro Forma
Revenue	$424,797	$50,999		$373,798
Direct operating costs	297,543	40,208		257,335

Gross profit	127,254	10,791		116,463

Selling, general and administrative expenses	71,075	9,910		61,165

Impairment charges	6,700 (3)	6,367	(3)	333

Operating income	49,479	(5,486)		54,965

Other income (expense):
Interest income	64			64
Interest expense	(16,208)	(27)		(16,181)
Foreign currency loss	(1,769)			(1,769)
Other	1,156	99		1,057

Total other income (expense)	(16,757)	72		(16,829)

Income before income taxes	32,722	(5,414)		38,136
Income tax expense (benefit)	14,815	(2,057	)(4)	16,872

Net income	$17,907 (3)	$(3,357	)(3)	$21,264

Earnings per share:
Basic	$0.83			$0.99
Diluted	$0.82			$0.99

Shares used in earnings per share calculation:
Basic	21,619			21,619
Diluted	21,723			21,723

See accompanying notes to pro forma consolidated financial statements.

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UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share amounts)

	Historical (5)	Allstate Disposition	Pro Forma
Revenue	$447,411	$37,023	$410,388
Direct operating costs	301,625	28,798	272,827

Gross profit	145,786	8,225	137,561

Selling, general and administrative expenses	73,336	6,623	66,713

Operating income	72,450	1,602	70,848

Other income (expense):
Interest income	107		107
Interest expense	(10,677)	(107)	(10,570)
Foreign currency loss	(1,499)		(1,499)
Other	669	(409)	1,078

Total other income (expense)	(11,400)	(516)	(10,884)

Income before income taxes	61,050	1,086	59,964
Income tax expense	22,814	413 (4)	22,401

Net income	$38,236	$673	$37,563

Earnings per share:
Basic	$1.78		$1.74
Diluted	$1.77		$1.73

Shares used in earnings per share calculation:
Basic	21,537		21,537
Diluted	21,655		21,655

See accompanying notes to pro forma consolidated financial statements.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Reflects the historical balance sheet and statements of operations of US Ecology as reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed November 4, 2015. As of September 30, 2015, the assets and liabilities of Allstate have been classified as held for sale. The sale of Allstate does not meet the requirements to be reported as a discontinued operation as defined in ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.
(2)	Reflects the sale of Allstate assets and associated liabilities for $58.8 million in cash, subject to post-closing adjustments for working capital, which were included in US Ecology’s third quarter consolidated financial statements as held for sale as of September 30, 2015. Also includes impact of the estimated gain on the sale of Allstate, net of estimated disposal costs and related tax effects.
a.	Gain on Allstate sale is estimated to be approximately $239,000 based on assets and liabilities classified as held for sale as of September 30, 2015. As the Allstate sale did not close until November 1, 2015, assets and liabilities ultimately disposed of and the resulting gain recognized on the Allstate sale could change.
b.	Tax effects of gain, net of disposal costs is based on US Ecology’s blended rate of 38.0%.
(3)	On August 4, 2015, we entered into a definitive agreement to sell Allstate to a private investor group for approximately $58.0 million cash, subject to post-closing adjustments for working capital and capital expenditures. As a result of this agreement and management’s strategic review, we evaluated the recoverability of the assets associated with our industrial services business. Based on this analysis, we recorded a non-cash goodwill impairment charge of $6.7 million ($6.4 million of the impairment charge related to Allstate) in the second quarter of 2015. We calculated the estimated fair value of the industrial services business using a combination of quoted market prices and discounted cash flows.
(4)	To record the tax effect of the pro forma adjustments using a blended effective rate of 38.0% related to Allstate.
(5)	Reflects the historical statement of operations of US Ecology as reported in our Annual Report on Form 10-K for the year ended December 31, 2014, filed March 2, 2015.

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